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NAME OF REGISTRANT

Franklin Custodian Funds
File No. 811-00537

EXHIBIT ITEM No. 77C: Submission of matters to a vote of security holders

Franklin Growth Fund
(a series of Franklin Custodian Funds)


MINUTES OF THE SPECIAL JOINT MEETING OF SHAREHOLDERS

                      October 14, 2008

1: To approve a new investment management agreement

            	 Require                Current     	     of O/S         Of Voted
           	 Voting     	  Voting
            	  Level       	   Level
For:        22,326,492.539    30,220,688.832       46.548%     90.690%
Against:                           1,063,599.628          1.638%       3.192%
Abstain:                           2,038,834.732         3.140%       6.118%
Total Voted:32,461,886.850  33,323,123.192       51.327%    100.000%

2: To approve a new sub advisory agreement

                   Require               Current       of O/S       Of Voted
                   Voting     	    Voting
        	      Level       	    Level
For:           22,326,492.539   30,150,546.585    46.440%     90.479%
Against:                	  1,083,016.363	  1.668%     3.250%
Abstain:                	  2,089,560.244     3.218%      6.271%
Total Voted: 32,461,886.850  33,323,123.192    51.327%    100.000%